                                                                    EXHIBIT 10.6







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                                CREDIT AGREEMENT


                              DATED MARCH 17, 1998


                                    BETWEEN


                                J-COM CO., LTD.




                                      AND



                       NEXTEL INTERNATIONAL (JAPAN), LTD.





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                                CREDIT AGREEMENT


                              Dated March 17, 1998


     This Credit Agreement dated March 17, 1998 (herein called this "Agreement") is entered into between J-COM CO., LTD., a Japanese corporation (herein called the "Borrower"), and Nextel International (Japan), Ltd., a Delaware corporation (herein called the "Lender").

                                    RECITALS

     1. The Lender and certain other parties are parties to a Shareholders' Agreement dated as of December 15, 1997 (herein, as amended, modified or supplemented, the "Shareholders' Agreement"; the Lender and all other parties which may be parties thereto (other than the Borrower and Nippon Motorola Ltd.), herein collectively called the "Shareholders"), pursuant to which the Lender agreed to be a shareholder of the Borrower.

     2. As a condition to becoming a Shareholder, the Lender has agreed to make the loan described herein.

     SECTION 1  LOAN AND CONDITIONS.

     SECTION 1.1 Loan. Subject to the terms and conditions of this Agreement, the Lender hereby to lend to the Borrower the principal amount of Yen 4,100,000,000 (the "Loan").

     SECTION 1.2 Borrowing Procedure. The Lender shall disburse the Loan to the Borrower on the date, and to the account of the Borrower, specified by the Borrower, provided that no Default or Event of Default then exists.

     SECTION 1.3 Recordation of Payments. The date and amount of each repayment of principal of the Loan received by the Lender shall be recorded by the Lender in its records. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid. The failure to so record or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder to repay the principal amount of the Loan together with all interest accruing thereon.

     SECTION 1.4 Due Date Extension. If any payment of principal or interest falls due on a Saturday, Sunday or other day which is not a business day of the Lender, then such due date shall be extended to the next following business day of the Lender, and additional interest shall accrue and be payable for the period of such extension.


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     SECTION 2 REPAYMENTS; INTEREST.

     SECTION 2.1 Repayments of Principal. The Borrower shall repay the outstanding amount under the Loan in accordance with the repayment schedule attached hereto as EXHIBIT A.

     SECTION 2.2 Interest Payments. Interest shall accrue on the average outstanding principal balance for each fiscal quarter and be payable on the 5th business day after the end of each fiscal quarter; provided, however, that the interest to be accrued for the final period (i.e., from and including April 1, 2005 to and including May 30, 2005) shall be payable on June 1, 2005 together with the then outstanding principal.

     SECTION 2.3 Interest. The unpaid principal amount from time to time outstanding shall bear interest at the rate of 3.8 percent per annum. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days.

     SECTION 2.4 Overdue Interest. In the event that the Borrower fails to pay on the due date any of the principal of the Loan hereunder, then the Borrower shall pay an overdue interest on such unpaid principal amount from the due date to the date of actual payment; provided, however, that if the Borrower pays such unpaid principal amount within five days of the due date, then the overdue interest shall not be imposed but the interest shall accrue at the rate provided in Section 2.3. The overdue interest under this section shall be calculated at the rate of (a) the Long Term Prime Rate, quoted by The Industrial Bank of Japan on the due date, plus two percent (2%) per annum or (b) [the interest rate to be provided in Section 2.3 plus one half percent (0.5%)] per annum, whichever is higher.

     SECTION 3  COVENANTS.

     So long as any amount of principal or interest under this Agreement shall remain unpaid or outstanding, the Borrower will:

     SECTION 3.1 Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with general accepted accounting principles consistently applied, reflecting all financial transactions of the Borrower.

     SECTION 3.2 Compliance with Laws. Comply in all material respects with applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property.



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            SECTION 3.3 Reporting Requirements. Furnish to the Lender:

     (a) Annual financial statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a balance sheet of the Borrower as of the end of such fiscal year and a statement of income and retained earnings of the Borrower for such fiscal year and a statement of cash flows of the Borrower for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with Japanese generally accepted accounting principles consistently applied and accompanied by a compilation report thereon acceptable to the Lender by independent accountants selected by the Borrower and acceptable to the Lender;

     (b) Notice of Defaults and Events of Default. As soon as possible and in any event within fifteen (15) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto; and

     (c) General Information. Such other information respecting the condition or operations, financial or otherwise of the Borrower furnished to any other lender or as the Lender may from time to time reasonably request.

            SECTION 4 CONDITIONS OF LENDING.

            SECTION 4.1 Conditions. This Agreement shall become effective on March 17, 1998 (the "Closing Date") provided that (except to the extent waived in writing by the Lender) the Lender shall have received the following, duly executed and dated as of a date and in form and substance satisfactory to the
Lender:

     (a) a copy of a resolution of the Borrower approving the borrowing hereunder, certified by the Representative Director; and

     (b) a certificate of the Representative Director of the Borrower to the effect that no Default or Event of Default exists.

            SECTION 5 EVENTS OF DEFAULT AND THEIR EFFECT.

            SECTION 5.1 Events of Default. Each of the following events shall constitute an "Event of Default" hereunder:

     (a) the Borrower shall fail to pay when due any principal of, or interest on, the Loans, and such failure shall continue for five (5) business days, whether such failure to pay either of the foregoing is by reason of the provisions of Section 5 or otherwise; or

     (b) the Borrower shall fail to perform or observe any of the terms, covenants or agreements contained in this Agreement other than items included in (a) above and if such failure shall remain unremedied for a period of thirty
(30) days after written notice thereof shall have been given to the Borrower by the Lender;


Kanto/Credit Agmt.-.10               Page 3
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provided that if the Borrower commences in good faith during such thirty (30)
days to diligently attempt to cure such failure, the Borrower may, at the Lender's option, be permitted such additional reasonable period of time in which to cure such failure; or

     (c) an event of default occurs and is continuing under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Borrower (or the payment of which is guaranteed by the Borrower), whether such Indebtedness or guarantee now exists or shall be created hereafter and the result of such event of default is the acceleration of such Indebtedness; provided that such acceleration has not been rescinded, waived or cured; or

     (d) the Borrower shall generally fail to pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of its creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or the Borrower shall take any action to authorize any of the actions set forth above in this Section 5.1(d); or

     (e) there remains unpaid and unstayed pending appeals for more than sixty
(60) consecutive days, one or more judgments or decrees against the Borrower or any guarantor of any of this Agreement involving an aggregate liability in excess of Yen one hundred million (other than a money judgment covered by insurance, but only if the insurer has admitted, in writing, liability with respect to such judgment).

             SECTION 5.2 Remedies.

     (a) If an Event of Default (other than an Event of Default specified in Section 5.1(d)) occurs and is continuing, the Lender may, by three (3) days' prior written notice, to the Borrower (the "Default Notice"), declare the then-outstanding principal amount and accrued interest on the Loan to be immediately due and payable. If an Event of Default specified in Section 5.1(d) occurs, the then outstanding principal amount and accrued interest on the Loan shall ipso facto become and be immediately due and payable without any declaration or other action on the part of the Lender. The Lender by notice to the Borrower may rescind any acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default hereunder have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.


Kanto/Credit Agmt.-.10               Page 4
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                  SECTION 6 CERTAIN DEFINITIONS.

                  When used herein, the following terms, whether or not underscored elsewhere in this Agreement, shall have the following meanings:

                  "Agreement" - see the Preamble.

                  "Borrower" - see the Preamble.

                  "Closing Date" - see Section 4.1.

                  "Default" shall mean any event which, but for the giving of notice or lapse of time or both, would constitute an Event of Default.

                  "Default Notice" - see Section 5.2.

                  "Event of Default" - see Section 5.1.

                  "Indebtedness" shall mean: (a) all obligations of the Borrower for borrowed money, including, but not limited to, all such obligations evidenced by bonds, debentures, notes or other similar instruments; (b) all letters of credit, whether or not drawn, and banker's acceptances issued for the account of the Borrower; (c) all obligations which have been or should be, in accordance with generally accepted accounting principles, recorded as capitalized leases on the Borrower's financial statements; (d) all other items (exclusive of negative goodwill) which, in accordance with generally accepted accounting principles, would be included as liabilities on the liability side of the balance sheet of the Borrower; and (e) whether or not so included as liabilities in accordance with generally accepted accounting principles, all obligations of the Borrower to pay the deferred purchase price of property or services.

                  "Lender" - see the Preamble.

                  "Loan" - see Section 1.1.

                  "Shareholders" - see Recital 1.

                  "Shareholders' Agreement" - see Recital 1.

                  SECTION 7 GENERAL.

                  SECTION 7.1 Optional Prepayment. The Borrower may prepay the Loan without penalty in whole or in part at any time and from time to time prior to maturity with the consent of the Lender, which consent shall not be unreasonably withheld; provided that such prepayments shall be made ratably with all other Shareholders who have made loans to the Borrower.

                  SECTION 7.2 Amendments, Etc. No amendment or waiver of any provision of the Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and



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         signed by the Lender unless otherwise provided herein, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 7.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of Japan.

                  SECTION 7.4 Waiver. The Borrower hereby agrees to pay all costs of collection when incurred, including attorneys' fees (which costs may be added to the amount due under the Loans) and to perform and comply with each of the terms, covenants and provisions contained in this Agreement on the part of the Borrower to be observed or performed. No extension of time for payment of the Loan, or any installment thereof, and no alteration, amendment or waiver of any provision of this Agreement by agreement between the Lender and any other person or party shall release, discharge, modify, change or affect the liability of the Borrower under this Agreement.

                  SECTION 7.5 Notices. All notices and other communications provided to any party hereto under this Agreement shall be in writing or by telex or by facsimile and addressed or delivered to it at its address set forth:

                  To the Borrower:


                  J-Com Co. Ltd.
                  20-1, Minami-Azabu 3-chome
                  Minato-ku
                  Tokyo 106, Japan
                  Attention:   Ron Landenberg, Representative Director
                                   and President
                  Fax No.:  03-3440-1822


                  To the Lender:


                  Nextel International (Japan), Ltd.
                  C/O Nextel International, Inc.
                  1191 Second Avenue, Suite 1600,
                  Seattle, WA 98101
                  Attention:  General Counsel
                  Fax No.:  206-749-8384

         or at such other address as may be designated by such party from time to time in a notice complying as to delivery with the terms of this Section to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes and receipt confirmed in the case of facsimiles).

                  SECTION 7.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating



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the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 7.7 Binding Effect; Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender; provided, further that unless an Event of Default has occurred and is continuing, the Lender may not assign its rights hereunder without the prior written consent of the Borrower.

          IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be signed in its name by its duly authorized officer.

     J-COM CO., LTD.

     /s/ RON LANDENBERG
     ----------------------------------
     By: Ron Landenberg
     Title: Representative Director and President


     Nextel International (Japan), Ltd.

     /s/ BRIAN VINCENT
     ----------------------------------
     By: Brian Vincent
     Title: Vice President



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                                   EXHIBIT A



                               REPAYMENT SCHEDULE

--------------------------------------------------------------------------------
          Due Date                 Amount of Principle Repayment
--------------------------------------------------------------------------------
       June 1, 2003                      1,545,700,000 yen
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       June 1, 2004                      1,631,800,000 yen
--------------------------------------------------------------------------------
       June 1, 2005                        922,500,000 yen
--------------------------------------------------------------------------------